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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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OSI Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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12525 Chadron Avenue
Hawthorne, California 90250

October 7, 2011

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of OSI Systems, Inc., which will be held at 10:00 a.m., local time, on December 1, 2011, at the Company's principal offices at 12525 Chadron Avenue, Hawthorne, California. All holders of OSI Systems, Inc. common stock as of the close of business on October 3, 2011 are entitled to vote at the Annual Meeting.

        We have enclosed herewith a Notice of Annual Meeting of Stockholders, a Proxy Statement and a Proxy Card. Each describes the actions expected to be taken at the Annual Meeting. The Proxy Statement describes the items in detail and also provides information about our Board of Directors and named executive officers. We have also enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2011, which I encourage you to read. It includes our audited, consolidated financial statements and information about our operations, markets and products.

        Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. Your vote will ensure your representation at the Annual Meeting if you cannot attend in person.

        You may vote by Internet, telephone or by sending in your Proxy Card. In addition, you may also choose to vote in person at the Annual Meeting.

        Thank you for your ongoing support and continued interest in OSI Systems, Inc.

Sincerely,

Victor S. Sze Secretary

12525 Chadron Avenue
Hawthorne, California 90250

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	10:00 a.m., local time, on Thursday, December 1, 2011
Location:	The Company's principal offices, 12525 Chadron Avenue, Hawthorne, California 90250
Proposals:	1.	To elect six directors to hold office for a one-year term and until their respective successors are elected and qualified;
	2.	To ratify the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2012;
	3.	To conduct an advisory vote on the Company's executive compensation for the fiscal year ended June 30, 2011, as described in the accompanying Proxy Statement;
	4.	To conduct an advisory vote on the determination of the frequency of future advisory votes on the Company's executive compensation; and
	5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
Record Date:

The Board of Directors has fixed the close of business on October 3, 2011, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjourned meetings thereof.

Voting:

Whether or not you plan to attend the Annual Meeting, it is important that you vote your shares. You may vote by signing and returning the enclosed Proxy Card, via the Internet, by telephone or by written ballot at the Annual Meeting, as more fully described in the Proxy Statement. Any of these methods will ensure representation of your shares at the Annual Meeting. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 1, 2011: This Proxy Notice, the accompanying Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2011 are available http://www.proxyvote.com.

OSI SYSTEMS, INC.
12525 Chadron Avenue
Hawthorne, California 90250

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of OSI Systems, Inc. (the "Company") for use at its Annual Meeting of Stockholders ("Annual Meeting"), to be held at 10:00 a.m., local time on December 1, 2011, at the Company's principal offices at 12525 Chadron Avenue, Hawthorne, California 90250, and at any adjournment thereof.

        The Company is making its proxy materials, which include the Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and its most recent Annual Report on Form 10-K ("Proxy Materials"), available to its stockholders via the Internet, although registered stockholders and those stockholders who have previously requested to receive printed copies instead will receive their Proxy Materials in the mail.

        Stockholders of record as of the close of business on October 3, 2011 will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions about how to access the Proxy Materials and vote via the Internet without attending the Annual Meeting. If you receive a Notice of Internet Availability of Proxy Materials but would instead prefer to receive a printed copy of the Proxy Materials rather than downloading them from the Internet, you may do so by following the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

        If you are a stockholder that receives a printed copy of the Proxy Materials by mail, you may view the Proxy Materials on the Internet at http://www.proxyvote.com. However, in order to direct your vote without attending the Annual Meeting you must complete and mail the Proxy Card or voting instruction card enclosed (postage pre-paid return envelope also enclosed) or, if indicated on the Proxy Card that you receive, by telephone or Internet voting. Please refer to the Proxy Card that you receive for instructions.

        When a proxy is properly submitted, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of the Company, by issuance of a subsequent proxy as more fully described on your Proxy Card. In addition, a stockholder attending the Annual Meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the Annual Meeting will not of itself revoke the proxy.

        At the close of business on October 3, 2011, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had issued and outstanding 19,645,145 shares of common stock, $0.001 par value ("Common Stock"). A majority of the shares outstanding on the record date, present in person at the Annual Meeting or represented at the Annual Meeting by proxy, will constitute a quorum for the transaction of business. Shares that are voted "FOR ALL," "FOR," "FOR ALL EXCEPT," "WITHHOLD ALL," "AGAINST," "ABSTAIN," "1 YEAR," "2 YEARS" or "3 YEARS" (as applicable) for a proposal are treated as being present at the Annual Meeting for purposes of establishing a quorum. Each share of Common Stock entitles the holder of record thereof to one vote on any matter coming before the Annual Meeting.

        A Proxy Card, when properly submitted via the Internet, telephone or mail, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting of Stockholders and with respect to other matters which may be properly brought before the Annual Meeting. At the time of printing this Proxy Statement, the Company's management was not aware of any other matters to be presented for action at the Annual Meeting. If, however, other matters which are not now known to management should properly come before the Annual Meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

        Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Annual Meeting for the purposes of determining a quorum. "Broker non-votes" means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

        Proposal One.    Directors are elected by a plurality, and the nominees who receive the most votes will be elected. Proposal One is considered a "non routine" matter under NASDAQ Stock Market ("NASDAQ") rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal One or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal One.

        Proposal Two.    To be approved, the ratification of Moss Adams LLP, as the Company's independent registered accounting firm must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Two is considered a "routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees have the authority to vote their clients' unvoted shares on Proposal Two as well as to vote their clients' shares where the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Two.

        Proposal Three.    To be approved, the proposal regarding the Company's executive compensation for the fiscal year ended June 30, 2011 must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Proposal Three is considered a "non-routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Three or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Three. The vote on Proposal Three is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Board of Directors values the opinions that the stockholders express in their votes, and the votes will provide information to the Compensation Committee regarding investor sentiment about the Company's executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

        Proposal Four.    The proposal regarding the determination of the frequency of the advisory vote on the Company's executive compensation must receive the affirmative vote of the majority of the shares of Common Stock present in person or by proxy and cast at the Annual Meeting. Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors. Instead, stockholders are selecting one of the frequency alternatives (every year, every two years or every three years or abstaining). Proposal Four is considered a "non-routine" matter under NASDAQ rules, and, accordingly, brokerage firms and nominees do not have the authority to vote their clients' unvoted shares on Proposal Four or to vote their clients' shares if the clients have not furnished voting instructions within a specified period of time prior to the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the outcome of the vote on Proposal Four. With respect to this item, if none of the frequency alternatives (every year, every two years or every three years) receives a majority of the votes cast, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by the stockholders. This vote is advisory and therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although the vote is non-binding, the Board of Directors values the opinions that the stockholders express in their votes and will take into account the outcome of the vote when considering how frequently the Company should conduct a vote on its executive compensation going forward. However, because this vote is advisory and not binding on the Company or the Board of Directors, the Board of Directors may decide that it is in the Company's and the stockholders' best interests to hold a vote on the Company's executive compensation more or less frequently than the option that receives the most votes from the stockholders.

        The Company anticipates that the Notice of Internet Availability of Proxy Materials and the Proxy Materials will be mailed on or about October 11, 2011. All stockholders entitled to vote at the Annual Meeting will receive either the Notice of Internet Availability of Proxy Materials or a printed copy of the Proxy Materials. The Company will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, posting on the Internet and mailing the Notice of Internet Availability of Proxy Materials and the Proxy Materials. Proxies may be solicited personally, by mail, by e-mail, over the Internet, or by telephone, by directors, officers and regular employees of the Company who will not be additionally compensated therefore.

        The matters to be considered and acted upon at the Annual Meeting are more fully discussed below.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on December 1, 2011: The Proxy Notice, this Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2011, are available at http://www.proxyvote.com.

ELECTION OF DIRECTORS
(Proposal No. 1 of the Proxy Card)

Nominees

        The Board of Directors consists of six members. At each annual meeting of stockholders, directors are elected for a term of one year to succeed those directors whose terms expire on the annual meeting date.

        The six candidates nominated for election as directors at the Annual Meeting are Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, David T. Feinberg and William F. Ballhaus. The enclosed Proxy will be voted in favor of these individuals unless other instructions are given. If elected, the nominees will serve as directors until the Company's next annual meeting of stockholders, and until their successors are elected and qualified. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although the Company knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

        If a quorum is present and voting, the six nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present only for purposes of determining if a quorum is present.

        The nominees for election as directors at this meeting are as follows:

Name	Age	Position	Director Since
Deepak Chopra	60	Chairman of the Board of Directors, Chief Executive Officer and President	1987
Ajay Mehra	49	Director, Executive Vice President and President of Security division	1996
Steven C. Good(1)(2)(3)(4)	69	Director	1987
Meyer Luskin(1)(2)(3)(4)	86	Director	1990
David T. Feinberg(3)	49	Director	2010
William F. Ballhaus(1)	66	Director	2010

(1)
Member of Audit Committee
(2)
Member of Compensation Committee
(3)
Member of Nominating and Governance Committee
(4)
Member of Executive Committee

Business Experience

        Deepak Chopra is the founder of the Company and has served as President, Chief Executive Officer and a Director since the Company's inception in May 1987. He has served as the Company's Chairman of the Board of Directors since February 1992. Mr. Chopra also serves as the Chief Executive Officer of several of the Company's major subsidiaries. From 1976 to 1979 and from 1980 to 1987, Mr. Chopra held various positions with ILC, a publicly-held manufacturer of lighting products, including serving as Chairman of the Board of Directors, Chief Executive Officer, President and Chief Operating Officer of its United Detector Technology division. In 1990, the Company acquired certain assets of ILC's United Detector Technology division. Mr. Chopra has also held various positions with Intel Corporation, TRW Semiconductors and RCA Semiconductors. Mr. Chopra holds a Bachelor of Science degree in Electronics from Punjab Engineering College in Chandigarh, Punjab, India and a Master of Science degree in Semiconductor Electronics from the University of Massachusetts, Amherst. Mr. Chopra was selected to serve as a director because of his expertise in the field of electrical engineering as well as his long-standing experience managing the Company.

        Ajay Mehra has served as a Director since March 1996. Mr. Mehra is Executive Vice President of the Company and President of the Company's Security division. Mr. Mehra joined the Company as Controller in 1989 and served as Vice President and Chief Financial Officer from November 1992 until November 2002, when he was named the Company's Executive Vice President. Prior to joining the Company, Mr. Mehra held various financial positions with Thermador/Waste King, a household appliance company, Presto Food Products, Inc. and United Detector Technology. Mr. Mehra holds a Bachelor of Arts degree from the School of Business of the University of Massachusetts, Amherst and a Master of Business Administration degree from Pepperdine University. Mr. Mehra was selected to serve as a director because of his financial management experience and experience managing the Company's Security division.

        Steven C. Good has served as a Director of the Company since September 1987. He is a consultant for the accounting firm of JH Cohn LLP. Mr. Good founded the accounting firm of Good, Swartz, Brown & Berns (predecessor of JH Cohn LLP) in 1976 and has been active in consulting and advisory services for businesses in various sectors, including the manufacturing, garment, medical services and real estate development industries. Mr. Good founded California United Bancorp and served as its Chairman through 1993. From 1997 until the company was sold in 2006, Mr. Good served as a Director of Arden Realty Group, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Mr. Good currently serves as a Director of Kayne Anderson MLP Investment Company and Kayne Anderson Energy Total Return Fund, Inc., each of which is listed on the New York Stock Exchange. He also formerly served as a Director of California Pizza Kitchen, Inc. from 2005 to 2008, Youbet.com from 2006 to 2008, and the Walking Company Holdings, Inc. from 1997 to 2009. Mr. Good holds a Bachelor of Science degree in Business Administration from the University of California, Los Angeles and attended its Graduate School of Business. Mr. Good was selected to serve as a director because of his audit, finance and accounting expertise.

        Meyer Luskin has served as a Director of the Company since February 1990. Since 1958, Mr. Luskin has served as a Director of Scope Industries, which is engaged principally in the business of recycling and processing food waste products into animal feed and has also served as its President, Chief Executive Officer and Chairman since 1961. Mr. Luskin currently also serves as a Director of Myricom, Inc., a computer and network infrastructure company, and as a Director of the Board of Advisors of the Santa Monica – UCLA Medical Center and Orthopedic Hospital. Mr. Luskin also serves as a trustee and Director of the Orthopedic Hospital and is a Director of the Alliance for College-Ready Public Schools. Mr. Luskin holds a Bachelor of Arts degree from the University of California, Los Angeles and a Masters in Business Administration from Stanford University. Mr. Luskin was selected to serve as a director because of his long-standing experience managing complex business operations.

        David T. Feinberg has served as a Director of the Company since March 2010. Dr. Feinberg has served as the Chief Executive Officer of the UCLA Hospital System and Associate Vice Chancellor since July 2007. Prior to assuming this position, Dr. Feinberg was the medical director of the Resnick Neuropsychiatric Hospital (NPH) at UCLA. Dr. Feinberg is board certified in the specialties of child and adolescent psychiatry, adult psychiatry and addiction psychiatry. He is a professor of clinical psychiatry in the David Geffen School of Medicine at UCLA. Dr. Feinberg currently serves on the Board of Directors of Douglas Emmett, Inc., a publicly-held Real Estate Investment Trust listed on the New York Stock Exchange. Dr. Feinberg graduated cum laude in economics from the University of California, Berkeley in 1984 and graduated with distinction from the University of Health Sciences/The Chicago Medical School in 1989. He earned his master of business administration from Pepperdine University in 2002. Dr. Feinberg was selected to serve as a director because of his knowledge of the healthcare industry and his experience managing a large, internationally-renown hospital system.

        William F. Ballhaus, Jr.    has served as a Director of the Company since May 2010. From 2000 to 2007, Dr. Ballhaus, now retired, served as President and then as Chief Executive Officer of Aerospace Corporation, a nonprofit organization dedicated to the application of science and technology to the solution of critical issues in the nation's space program. Between 1990 and 2000, Dr. Ballhaus' career included positions within the aerospace industry, including Corporate Vice President, Engineering and Technology for Lockheed Martin Corporation and President, Aero and Naval Systems and President, Civil Space & Communications, both for Martin Marietta. Between 1971 and 1989, Dr. Ballhaus worked for the National Aeronautics and Space Administration (NASA), including as Director of its Ames Research Center. Dr. Ballhaus, who has published more than 40 papers on computational aerodynamics, obtained a Ph.D. in Engineering in 1971 and a BS and MS in Mechanical Engineering in 1967 and 1968, all from the University of California at Berkeley. Dr. Ballhaus was selected to serve as a director because of his experience in managing providers of technology and technical services to government agencies.

Relationships Among Directors or Executive Officers

        There are no arrangements or understandings known to the Company between any of the directors or nominees for director of the Company and any other person pursuant to which any such person was or is to be elected a director.

        Ajay Mehra is the first cousin of Deepak Chopra. Other than this relationship, there are no family relationships among the directors or Named Executive Officers (as defined in "Compensation of Executive Officers and Directors – Summary Compensation Table") of the Company.

Board Role in Risk Oversight

        The Board of Directors is responsible for risk oversight of the Company. Risks facing the Company include competitive, economic, operational, financial, accounting, liquidity, tax, regulatory, foreign country, safety, employment, political and other risks. Risks are reported to the Board of Directors through the Company's executive officers, who are responsible for the identification, assessment and management of the Company's risks. The Board of Directors regularly discusses the risks reported by the Company's executive officers and reviews with management strategies and actions to mitigate the risks and the status and effectiveness of such strategies and actions.

        To optimize its risk oversight capabilities and efficiently oversee the Company's risks, the committees of the Board of Directors are delegated oversight responsibility for particular areas of risk. For example, the Audit Committee oversees management of risks related to accounting, auditing and financial reporting and maintaining effective internal controls for financial reporting. The Nominating and Governance Committee oversees risks related to the effectiveness of the Board of Directors. The Compensation Committee oversees risks related to the Company's executive compensation policies and practices. The Executive Committee oversees risks related to the Company's strategic transactions.

Board Leadership Structure

        The Chairman of the Board of Directors is the Company's Chief Executive Officer. The Company believes that currently combining the positions of Chief Executive Officer and Chairman serves as an effective link between management's role of identifying, assessing and managing risks and the Board of Directors' role of risk oversight. Mr. Chopra possesses in-depth knowledge of the issues, opportunities and challenges the Company faces and is thus well positioned to develop agendas and highlight issues that ensure that the Board of Directors' time and attention are focused on the most critical matters. In addition, the Board of Directors has determined that this leadership structure is optimal because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership, as well as clear accountability. Having one person serve as Chairman and Chief Executive Officer also enhances the Company's ability to communicate its message and strategy clearly and consistently to its stockholders, employees, and other companies with which it does business. Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under current circumstances, it will continue to review this issue periodically to determine whether, based on the relevant facts and circumstances, separation of these offices would serve the Company's best interests and the best interests of its stockholders. The Company does not have a lead independent director.

Board of Directors Meetings and Committees of the Board of Directors

        There were five meetings of the Board of Directors and the Board of Directors acted pursuant to unanimous written consent on three additional occasions during the fiscal year ended June 30, 2011. The Board of Directors has established an Audit Committee, Compensation Committee, Nominating and Governance Committee and Executive Committee. The members of each committee are appointed by the majority vote of the Board of Directors. All persons serving as a director during the fiscal year ended June 30, 2011 attended more than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served.

        The Board of Directors has determined that each of the directors, except Mr. Chopra and Mr. Mehra, is independent within the meaning of the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and NASDAQ director independence standards ("Listing Standards"), as currently in effect. Furthermore, the Board of Directors has determined that each of the members of each of the committees of the Board of Directors is independent within the meaning of the rules and regulations of the SEC and the Listing Standards, as currently in effect.

  Audit Committee

        The Company has a separately designated, standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee makes recommendations for selection of the Company's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the financial statements of the Company and the adequacy of the Company's internal accounting controls and financial management practices. All members of the Audit Committee are independent, as independence for audit committee members is defined in Rule 10A-3(b)(1) under the Exchange Act and the Listing Standards applicable to the Company.

        The Audit Committee currently consists of Messrs. Good, Luskin and Ballhaus. The Board of Directors has determined that, based upon his work experience, Mr. Good qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee also qualify as Audit Committee Financial Experts.

        There were four meetings of the Audit Committee during the fiscal year ended June 30, 2011. See "Report of Audit Committee." The Audit Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Compensation Committee

        The Compensation Committee is responsible for determining compensation for the Company's executive officers, reviewing and approving executive compensation policies and practices, and providing advice and input to the Board of Directors in the administration of the Company's equity compensation plans. The Compensation Committee engages and consults with independent compensation consultants in the performance of its duties. The Compensation Committee currently consists of Messrs. Luskin and Good. There were four meetings of the Compensation Committee and the Compensation Committee acted pursuant to unanimous written consent on two additional occasions during the fiscal year ended June 30, 2011. See "Compensation Committee Report."

        The Compensation Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Nominating and Governance Committee

        The Nominating and Governance Committee is responsible for evaluating nominations for new members of the Board of Directors. The Nominating and Governance Committee currently consists of Messrs. Good, Luskin and Feinberg. There was one meeting of the Nominating and Governance Committee during the fiscal year ended June 30, 2011.

        The Nominating and Governance Committee will consider candidates based upon their business and financial experience, personal characteristics, expertise that is complementary to the background and experience of other Board of Directors members, willingness to devote the required amount of time to carrying out the duties and responsibilities of membership on the Board of Directors, willingness to objectively appraise management performance, and any such other qualifications the Nominating and Governance Committee deems necessary to ascertain the candidate's ability to serve on the Board of Directors.

        The Nominating and Governance Committee has sought to identify director nominees that have diverse professional and educational backgrounds that are believed to complement the skills offered by existing Board of Directors members.

        The Nominating and Governance Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

  Executive Committee

        The Executive Committee convenes for the purpose of advising and consulting with the Company's management regarding potential acquisitions, mergers and strategic alliances. The Executive Committee consists of Messrs. Good and Luskin. There were four meetings of the Executive Committee during the fiscal year ended June 30, 2011.

        The Executive Committee acts pursuant to a written charter adopted by the Board of Directors, a copy of which is available under the Investor Relations section of the Company's website – http://www.osi-systems.com.

Director Nomination Process

        The Nominating and Governance Committee will consider director candidates recommended by stockholders. Stockholders who wish to submit names of candidates for election to the Board of Directors must do so in writing. The recommendation should be sent to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Company's Secretary will, in turn, forward the recommendation to the Nominating and Governance Committee. The recommendation should include the following information:

  •
  A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Governance Committee;

  •
  The name and contact information for the candidate;

  •
  A statement of the candidate's occupation and background, including education and business experience;

  •
  Information regarding each of the factors listed above, sufficient to enable the Nominating and Governance Committee to evaluate the candidate;

  •
  A statement detailing (i) any relationship or understanding between the candidate and the Company, or any customer, supplier, competitor, or affiliate of the Company, and (ii) any relationship or understanding between the candidate and the stockholder proposing the candidate for consideration, or any affiliate of such stockholder; and

  •
  A statement that the candidate is willing to be considered for nomination by the Nominating and Governance Committee and willing to serve as a director if nominated and elected.

        Stockholders must also comply with all requirements of the Company's Bylaws, a copy of which is available from the Secretary upon written request, with respect to nomination of persons for election to the Board of Directors. The Company may also require any proposed nominee to furnish such other information as the Company or the Nominating and Governance Committee may reasonably require to determine the eligibility of the nominee to serve as a director. In performing its evaluation and review, the Nominating and Governance Committee generally does not differentiate between candidates proposed by stockholders and other proposed nominees, except that the Nominating and Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company.

        There are no stockholder nominations for election to the Company's Board of Directors to be voted on at this year's Annual Meeting. All of this year's nominees for director are currently directors of the Company. Stockholders wishing to submit nominations for next year's annual meeting of stockholders must notify the Company of their intent to do so on or before the date on which nominations must be received by the Company in accordance with its Bylaws and the rules and regulations of the SEC. For details see "Stockholder Proposals."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is composed of two non-employee directors, Messrs. Luskin and Good. No executive officer of the Company has served during the fiscal year ended June 30, 2011 or subsequently as a member of the board of directors or compensation committee of any entity which has one or more executive officers who serve on the Company's Board of Directors or the Compensation Committee. During the fiscal year ended June 30, 2011, no member of the Company's Compensation Committee had any relationship or transaction with the Company required to be disclosed pursuant to Item 404 of Regulation S-K.

        The Board of Directors recommends that you vote "FOR" the election of each of Deepak Chopra, Ajay Mehra, Steven C. Good, Meyer Luskin, David T. Feinberg and William F. Ballhaus, Jr. as directors of the Company. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, for each of the above-named nominees. The election of directors requires a plurality of the votes cast by the holders of the Company's Common Stock present in person at the Annual Meeting or represented by proxy, and entitled to vote on the subject matter of the proposal.

 RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2 of the Proxy Card)

        The Audit Committee of the Board of Directors has selected Moss Adams LLP ("Moss Adams") as the Company's independent registered public accountants for the year ending June 30, 2012 and has further directed that management submit the selection of independent registered public accountants for ratification by the Company's stockholders at the Annual Meeting. Moss Adams has no financial interest in the Company, and neither it nor any member or employee of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        In the event that the Company's stockholders fail to ratify the selection of Moss Adams, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the Company's and its stockholders' best interests.

        Representatives of Moss Adams are expected to be present at the Annual Meeting, and they will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

        The Board of Directors recommends a vote "FOR" the ratification of Moss Adams as the Company's independent registered public accountants for the fiscal year ending June 30, 2012. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be adopted, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Annual Meeting.

ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION
FOR THE FISCAL YEAR ENDED JUNE 30, 2011
(Proposal No. 3 of the Proxy Card)

Background

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") enables the Company's stockholders to vote to approve, on an advisory, non-binding basis, the Company's executive compensation for the fiscal year ended June 30, 2011 as disclosed in the Proxy Statement in accordance with the SEC's rules ("Say-on-Pay").

Summary

        The Board of Directors is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public. The Company is asking its stockholders to provide advisory approval of the Company's executive compensation as such compensation is described in the "Compensation Discussion and Analysis" section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement. The Company recognizes and values the critical role that executive leadership plays in its performance. The Company's executive compensation philosophy is intended to ensure that executive compensation is aligned with the Company's long-term business strategy, objectives and stockholder interests. The Company's executive compensation is designed to attract, motivate and retain highly qualified executives. The Company believes that its compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of the stockholders. The Company urges the stockholders to review the "Compensation Discussion and Analysis" section of the Proxy Statement and executive-related compensation tables for more information.

Emphasis on Pay-For-Performance Principles

        The Company believes that executive compensation should be tied to the performance of the Company on both a short-term and long-term basis. In fiscal year 2011, the Company experienced growth in revenue, net income and earnings per share. The Company generated strong sales growth and ended fiscal year 2011 with a record backlog. In recent years, the Company has continued to outperformed the equity markets in general as well as outperform its industry peers. The Company believes that its continued success is closely tied to the performance of its executive officers and has designed its compensation practices in order to reward the executives for their contributions to the overall success of the Company.

Alignment with Stockholders' Interests

        The Company grants equity awards as a substantial component of the compensation program to reward long-term performance and further align the interests of management with those of the stockholders. The Company has generally used restricted stock and stock options as its equity incentive vehicles because these awards enable the executives to establish a meaningful equity stake in the Company while allowing them to participate in future value creation through appreciation of the shares. These awards tie the executives' interests to those of long-term stockholders and serve to motivate the executives to lead the Company to achieve long-term financial goals that are expected to lead to increased stockholder value. In addition to linking compensation value to stockholder value, these awards generally have a vesting period, which creates a strong retention incentive and helps ensure the continuity of the Company's operations.

Recommendation

        The Board of Directors believes that the information provided in the section entitled "Compensation of Executive Officers and Directors" contained in the Proxy Statement demonstrates that the Company's executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with the stockholders' interests and support long-term value creation. The following resolution will be submitted for a stockholder vote at the Annual Meeting:

        "RESOLVED, that the stockholders of OSI Systems, Inc. approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the section entitled "Compensation Discussion and Analysis," the accompanying compensation tables, and the related narrative disclosure contained in the Proxy Statement."

        The Board of Directors recommends that you vote "FOR" the approval of the Company's executive compensation for the fiscal year ended June 30, 2011. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of this proposal. In order to be approved on an advisory basis, this proposal must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting.

 ADVISORY VOTE ON THE DETERMINATION
OF THE FREQUENCY OF THE ADVISORY VOTE
ON THE COMPANY'S EXECUTIVE COMPENSATION
(Proposal No. 4 of the Proxy Card)

        The Dodd-Frank Act enables stockholders to indicate how frequently they believe the Company should seek future Say-on-Pay advisory votes (the "Say-on-Frequency"). Accordingly, the Company is seeking an advisory, non-binding determination from the stockholders as to the frequency with which the Company should present future Say-on-Pay advisory votes to the stockholders. The Company is providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining. For the reasons described below, the Company recommends that the stockholders select a frequency of one year, or an annual vote.

        The Board of Directors values constructive dialogue on executive compensation and other important governance topics with the Company's stockholders. The Board of Directors believes an advisory vote every year is appropriate because it will enable the stockholders to vote on the most recent executive compensation information that is presented in the Company's Proxy Statement, leading to more meaningful and timely communication between the Company and its stockholders on executive compensation matters. An annual advisory vote on executive compensation is consistent with the Company's policy of seeking input from, and engaging in discussions with, its stockholders on corporate governance matters and its executive compensation philosophy, policies and practices. Additionally, the Board of Director's determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual frequency vote is not meaningful, burdensome or more frequent than dictated by best corporate governance practices.

        As a stockholder, you have the choice to vote for one of the following choices, as indicated on the Proxy Card: to hold the Say-on-Frequency advisory vote on executive compensation every year, every two years or every three years, or you may abstain from voting.

        While the Say-on-Frequency vote is advisory in nature and will not bind the Company to adopt any particular frequency, the Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in determining how frequently the Company will hold future Say-on-Pay advisory votes.

        The Board of Directors recommends that you vote for "1 YEAR" as the determination on frequency for an advisory vote on the Company's executive compensation. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the Proxy or, if no direction is made, in favor of an annual frequency. In order to be approved on an advisory basis, the frequency must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present and voting at the Meeting. If none of the frequency alternatives receives a majority of the votes cast, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by the stockholders.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the Company's compensation philosophy, objectives, and processes, including the methodology for determining executive compensation for the Named Executive Officers. Please also refer to the more detailed compensation disclosures beginning with and following the "Summary Compensation Table" contained in this Proxy Statement.

  Overview of Compensation Philosophy and Guiding Principles

        The Company recognizes and values the critical role that executive leadership plays in its performance. The Company's executive compensation philosophy is intended to ensure that executive compensation is aligned with the Company's long-term business strategy, objectives and stockholder interests. The Company's executive compensation is designed to attract, motivate and retain highly qualified executives.

  Role of the Compensation Committee

        The Company's Board of Directors appoints members to the Compensation Committee. The Compensation Committee is responsible for establishing and approving all compensation for the Named Executive Officers, including base salaries, annual incentive bonuses, long-term equity incentive compensation, benefits and perquisites, and other compensation.

        Compensation for each of the Named Executive Officers (other than the Chief Executive Officer) is recommended to the Compensation Committee by the Chief Executive Officer. Compensation for the Chief Executive Officer is established by the Compensation Committee on its own.

        Each member of the Compensation Committee is independent within the meaning of the rules and regulations of the SEC and the Listing Standards, as currently in effect.

  Executive Compensation Methodology

        The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation to be paid to the Named Executive Officers. In general, the process by which the Compensation Committee makes decisions relating to executive compensation includes, but is not limited to, consideration of the factors set forth in the following table:

Qualitative Factors	Quantitative Factors
• Furtherance of Long-term Goals	• Compensation Paid in Prior Years
• Individual Performance and Experience	• Financial Performance of Company / Division
• Demonstration of Leadership Skills and Ability	• Performance Relative to Benchmarks
• Achievement of Strategic Targets

        The Compensation Committee also evaluates the compensation of the Named Executive Officers in light of information regarding the compensation practices and corporate financial performance of other companies. The Compensation Committee assesses competitive market compensation against executive compensation surveys prepared by outside compensation consultants engaged by the Compensation Committee. During the year ended June 30, 2011, the Compensation Committee engaged Veritas

Executive Compensation Consultants, LLC ("Veritas") for such purposes and reviewed certain proprietary Veritas analyses as well as the following published survey data:

  •
  Mercer Human Resource Consulting – Executive Compensation Survey;

  •
  Towers Watson Data Services – Top Management Compensation Survey; and

  •
  World at Work – Salary Planning Survey.

        The surveys reflect compensation levels and practices for executives holding comparable positions at the companies covered by the surveys. The survey data included: (i) base salary; (ii) annual bonus; (iii) total cash compensation; (iv) long-term incentives and (v) total compensation.

        The Compensation Committee reviewed these surveys to obtain information regarding current compensation practices and to analyze how executive compensation for the Named Executive Officers compares to prevailing practices.

        In implementing the Company's compensation program, the Compensation Committee seeks to achieve balance among the following factors, among others:

Compensation Factors	Relative Weight
Alignment with Stockholder Interests	Primary Importance (overriding principle for all compensation decisions)
Accomplishment of Long-Term Strategic Goals and Objectives	Highly Important
Attracting and Retaining Executive Talent	Highly Important
Meeting Financial Targets	Important
Accomplishment of Near-Term Strategic Goals and Objectives	Important

        All compensation decisions are designed to encourage performance that enhances long-term stockholder value. The Compensation Committee believes that attracting and retaining executive talent capable of achieving the Company's long-term, strategic objectives is the best way to align executive compensation decisions with the interests of stockholders. The Compensation Committee also believes that meeting financial targets as well near-term strategic goals demonstrates whether an executive is on track to accomplish longer-term objectives.

  Executive Compensation Program Elements

        The particular elements of the compensation program for the Named Executive Officers consist of the following:

          Fixed Compensation.     Fixed compensation for Named Executive Officers consists principally of base salary. Base salary is set to attract and retain executive talent. It provides a fixed rate of pay and is generally not at risk of upward or downward adjustment until the following year. Base salaries for the Named Executive Officers are established at levels considered appropriate in light of the duties and scope of responsibilities of each executive officer's position and the experience the individual brings to the position. Salaries are reviewed periodically and adjusted, typically on an annual basis, to reflect sustained individual performance. In determining whether base salary increases for fiscal year 2011 were appropriate, the Compensation Committee considered the Company's general financial performance, the minimum base salary amount provided for in the Named Executive Officer's employment agreement (for those Named Executive Officers that have entered into employment agreements with the Company), as well as a subjective determination of each Named Executive Officer's responsibilities, past performance and expected future contributions.

          Fixed base salary is intended to compensate the Named Executive Officers for their ongoing responsibilities. The Compensation Committee believes that annual incentive bonuses and long-term compensation/equity awards, on the other hand, provide executives with the opportunity for substantial rewards for achieving successful performance and has tended to rely more on those elements than on year-to-year base salary adjustments to reward executives for individual or Company performance.

          Variable Compensation.     Variable compensation for Named Executive Officers consists principally of annual incentive bonuses and long-term incentive compensation in the form of equity based awards. In determining variable compensation, the Compensation Committee considers both qualitative and quantitative factors, including the following:

Qualitative Factors	Quantitative Factors
• Quality of the Management of Units or Functions Managed by the Named Executive Officer	• Financial Performance (including earnings per share and internal metrics)
• Leadership of Personnel Under the Named Executive Officer's Management	• Financial Performance Metrics for Business Units Managed by the Named Executive Officer
• Execution of Strategically Important Projects	• Compensation Surveys Provided by External Advisors
• Overall Effectiveness of Units or Functions Managed by the Named Executive Officer
• Contributions to the Formulation of Company Strategy and Tactics
• Contributions to Stockholder Value
• Management of Risk

          Named Executive Officers are eligible for an annual incentive bonus. Annual incentive bonuses are designed to focus the Company's Named Executive Officers on annual operating achievement and near-term success.

          The particular performance achievements for each of the Named Executive Officers (other than the Chief Executive Officer) are recommended by the Chief Executive Officer and reviewed by the Compensation Committee. The Compensation Committee also reviews and approves the amounts to be paid to each of the Named Executive Officers, based on the Chief Executive Officer's recommendation. The performance achievements for the Chief Executive Officer are established by the Compensation Committee. The Compensation Committee also reviews and approves the amounts to be paid to the Chief Executive Officer.

          Having agreed on the performance achievements, the Compensation Committee also assesses the value that each of the Named Executive Officers provided through the generation of new sources of revenue, achievement of operational efficiencies, management of risk and completion of strategic initiatives. The annual incentive bonus earned for fiscal year 2011 by each of the Named Executive Officers is shown in the "Bonus" column of the "Summary Compensation Table."

          The Company's long-term incentive program is designed to retain the Named Executive Officers and to align the interests of the Named Executive Officers with the long-term interests of the

  Company's stockholders, namely the achievement of sustainable, long-term stock price appreciation. The Company's long-term incentive program consists of periodic grants of restricted stock and stock options which are made at the discretion of the Compensation Committee under the Company's Amended and Restated 2006 Equity Participation Plan (the "Equity Plan").

          The size and timing of grants for each of the Named Executive Officers (other than the Chief Executive Officer) are recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. The size and timing of grants for the Chief Executive Officer are established by the Compensation Committee.

          Decisions regarding the amount of the grant and other discretionary aspects of the grant take into consideration Company performance, the Named Executive Officer's level of responsibility, the ability of the individual to affect overall financial performance and the nature and terms of grants made in prior years. However, the Compensation Committee also considers a number of factors that are not directly tied to the performance of the Named Executive Officer, including the number and value of equity grants previously made under the Equity Plan, dilution effects on the Company's stockholders and prevailing practices in the market.

          All equity awards are made at fair market value on the date of grant (which is the date on which the Compensation Committee authorizes the grant). Under the Equity Plan, fair market value is determined by the closing price of the Company's Common Stock on such dates. Equity awards typically vest in a series of installments over a three or four-year vesting period. The Compensation Committee believes that this vesting period provides an incentive for the Named Executive Officers to remain with the Company and also focuses the Named Executive Officers on the long-term performance and business objectives of the Company for the benefit of stockholders.

          During fiscal year 2011, the fair market value of awards given to each of the Named Executive Officers increased as compared to the awards given in fiscal year 2010, primarily because of the Company's improved financial and operational performance. The Compensation Committee believes that the amount of each Named Executive Officer's equity awards is consistent with the Company's compensation objectives of aligning incentives with the desired individual performance of the Named Executive Officer, the Company's long-term financial goals and factors that create long-term stockholder value.

          Benefits and Perquisites.     Benefits and perquisites are designed to attract and retain key employees. Currently, the Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company's 401(k) Plan, Equity Plan, Employee Stock Purchase Plan, medical, dental, and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan, Employee Stock Purchase Plan and the medical, dental and vision plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officers. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company also provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

          The Company maintains a Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan") that is unfunded for federal tax purposes and allows the Named Executive Officers and a select group of other managers or highly compensated employees (as designated by the

  Compensation Committee) to defer a specified percentage of certain compensation, including salary, bonuses and commissions. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants. Distributions may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death. Additional information about this plan is summarized below under the heading "Nonqualified Deferred Compensation."

          The Company also maintains a Nonqualified Defined Benefit Plan (the "Defined Benefit Plan") that is unfunded for federal tax purposes and that constitutes an unsecured promise by the Company to make payments to participants in the future following their retirement, termination in connection with a change in control of the Company, or their death or disability. Under the terms of the Defined Benefit Plan, a committee designated by the Board of Directors may select participants from among the Named Executive Officers and a select group of managers or other highly compensated employees. Currently, Mr. Chopra is the only participant in this plan. Additional information about this plan is summarized below under the heading "Pension Benefits."

  Total Compensation Mix

        The Compensation Committee believes that the elements described above provide a well proportioned mix of equity-based, at risk or performance based compensation, and retention based compensation that produces short-term and long-term incentives and rewards. The Company believes this compensation mix provides the Named Executive Officers a measure of security as to the minimum levels of compensation that they are eligible to receive, while motivating the Named Executive Officers to focus on the business measures that will produce a high level of performance for the Company, as well as reducing the risk of recruitment of highly qualified executive talent by the Company's competitors. The mix of annual incentives and the equity-based awards likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance. The Company believes that its compensation mix results in a pay-for-performance orientation that is aligned with its compensation philosophy, which takes into account individual, group and Company performance.

  Employment Agreements

        The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra and Sze. The terms of each of such agreements are summarized below under the heading "Employment Agreements."

  Impact of Accounting and Tax on the Form of Compensation

        The Compensation Committee considers applicable tax laws, securities laws and accounting regulations in structuring and modifying its compensation arrangements and employee benefit plans. The Compensation Committee has considered the impact of generally accepted accounting principles on the Company's use of equity-based awards. This consideration factored heavily in the Company's decision with respect to stock options grants made in fiscal year 2011. The Compensation Committee also considers the limits on deductibility of compensation imposed by Section 162(m) of the Internal Revenue Code with respect to annual compensation exceeding $1.0 million and Section 280G of the Internal Revenue Code with respect to change in control payments exceeding specified limits.

Business Experience of Executive Officers

        The following table sets forth the names, ages and positions of each of the Company's Named Executive Officers:

Name	Age	Position
Deepak Chopra	60	Chairman of the Board of Directors, Chief Executive Officer and President
Alan Edrick	43	Executive Vice President and Chief Financial Officer
Ajay Mehra	49	Director, Executive Vice President and President of Security division
Victor Sze	44	Executive Vice President and General Counsel
Manoocher Mansouri	55	President of Optoelectronics and Manufacturing division

        Deepak Chopra is President and Chief Executive Officer of the Company. Biographical information regarding Mr. Chopra is set forth under "Election of Directors."

        Alan Edrick is Executive Vice President and Chief Financial Officer of the Company. Mr. Edrick joined the Company as Executive Vice President and Chief Financial Officer in September 2006. Mr. Edrick has more than two decades of financial management and public accounting experience, including mergers and acquisitions, capital markets, financial planning and analysis and regulatory compliance. Between 2004 and 2006, Mr. Edrick served as Executive Vice President and Chief Financial Officer of BioSource International, Inc., a biotechnology company, until its sale to Invitrogen Corporation. Between 1998 and 2004, Mr. Edrick served as Senior Vice President and Chief Financial Officer of North American Scientific, Inc., a medical device and specialty pharmaceutical company. Between 1989 and 1998, Mr. Edrick was employed by Price Waterhouse LLP in various positions including Senior Manager, Capital Markets. Mr. Edrick received his Bachelor of Arts degree from the University of California, Los Angeles and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.

        Ajay Mehra is Executive Vice President of the Company and President of the Company's Security division. Biographical information regarding Mr. Mehra is set forth under "Election of Directors."

        Victor S. Sze is Executive Vice President and General Counsel of the Company. Mr. Sze joined the Company as Vice President of Corporate Affairs and General Counsel in March 2002. In November 2002, Mr. Sze was appointed Secretary of the Company. In September 2004, Mr. Sze was appointed Executive Vice President. From 1999 through November 2001, Mr. Sze served as in-house counsel to Interplay Entertainment Corp., a developer and worldwide publisher of interactive entertainment software, holding the title of Director of Corporate Affairs. Prior to joining Interplay Entertainment Corp., Mr. Sze practiced law with the firm of Wolf, Rifkin & Shapiro in Los Angeles. Mr. Sze holds a Bachelor of Arts degree in economics from the University of California, Los Angeles and a juris doctorate from Loyola Law School.

        Manoocher Mansouri is President of the Company's Optoelectronics and Manufacturing division. Mr. Mansouri joined the Company in 1982 and was named President of its Optoelectronics and Manufacturing division in June 2006. Mr. Mansouri has over 25 years of experience in the optoelectronics industry. Mr. Mansouri has served as President of the Company's OSI Optoelectronics, Inc. subsidiary since May 2000. Mr. Mansouri holds a Bachelor of Science degree in electrical engineering from the University of California, Los Angeles as well as an Executive Program in management certificate from the Anderson School at the University of California, Los Angeles.

Summary Compensation Table

        The following table sets forth the compensation for the principal executive officer, the principal financial officer, and the three highest paid executive officers of the Company serving as executive officers on June 30, 2011 for the fiscal year ended June 30, 2011 (the "Named Executive Officers")(1):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (2)($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)($)	All Other Compensation (4)(5)(6)(7)($)	Total ($)
Deepak Chopra	2011	1,000,000	1,300,000	1,966,200	—	418,357	104,526	4,789,083
Chairman, President and	2010	1,000,000	1,000,000	982,200	—	1,033,041	85,894	4,101,135
Chief Executive Officer	2009	1,000,000	900,000	522,360	332,611	2,037,409	86,864	4,879,244
Alan Edrick	2011	388,500	360,000	813,600	368,000	—	100,910	2,031,010
Executive Vice President and	2010	363,923	300,000	245,550	478,550	—	55,177	1,443,200
Chief Financial Officer	2009	350,769	285,000	177,500	244,045	—	58,514	1,115,828
Ajay Mehra	2011	396,000	360,000	1,084,800	—	—	120,705	1,961,505
Executive Vice President	2010	384,461	300,000	245,550	478,550	—	84,796	1,493,357
of the Company and President of Security division	2009	378,942	285,000	177,500	244,045	—	83,465	1,168,952
Victor S. Sze	2011	345,000	300,000	549,180	248,400	—	104,291	1,546,871
Executive Vice President,	2010	334,349	272,000	163,700	309,650	—	65,256	1,144,955
General Counsel and Secretary	2009	326,826	240,000	120,050	163,599	—	63,118	913,593
Manoocher Mansouri	2011	266,500	100,000	488,160	—	—	73,867	928,527
President of Optoelectronics	2010	265,085	45,000	122,775	168,900	—	38,204	639,964
and Manufacturing division	2009	237,500	60,000	78,450	—	—	34,694	410,644

(1)
The Company has eliminated from this table the column titled "Non-Equity Incentive Plan Compensation" because no amounts would have been included in such column.
(2)
Represents the aggregate grant date fair value computed in accordance with generally accepted accounting principles of awards granted during the applicable fiscal year.
(3)
The Company adopted the Defined Benefit Plan during fiscal year 2008. Mr. Chopra is currently the only participant in the Defined Benefit Plan. The amounts included in this column represent the aggregate change in the present value of the accumulated benefit based on actuarial assumptions and therefore do not reflect the Company's liability as of June 30, 2011 under the plan or the plan's effect on the Company's earnings in the stated period.
(4)
The Named Executive Officers are eligible to participate in benefit plans available to all employees, including the Company's 401(k) Plan, Equity Plan, medical, dental and vision health insurance plans and life and long-term disability insurance plans. The 401(k) Plan and the medical, dental and vision plans require each participant to pay a contributory amount. The Company has elected to pay amounts contributed to medical, dental and vision health insurance plans and life and long-term disability insurance plans on behalf of the Named Executive Officers. In addition, the Company maintains an executive medical reimbursement plan under which the Named Executive Officers receive reimbursement for out-of-pocket expenses not covered by their health insurance plans. The Company also provides a discretionary matching contribution to its 401(k) Plan for participating employees, including the Named Executive Officers. Employee individual plan contributions are subject to the maximum contribution allowed by the Internal Revenue Service. The Company also leases automobiles or provides an auto allowance to each of the Named Executive Officers.

(5)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2011 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	4,900	1,780	4,857	9,553	83,436	104,526
Alan Edrick	81,314	2,851	—	6,477	10,268	100,910
Ajay Mehra	83,712	6,675	—	17,757	12,561	120,705
Victor S. Sze	74,592	12,000	—	7,731	9,968	104,291
Manoocher Mansouri	55,009	7,200	—	6,576	5,082	73,867

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.
(**)
Membership dues consist of payments made to a golf club.
(6)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2010 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contribution(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	5,260	1,780	6,866	8,645	63,343	85,894
Alan Edrick	39,929	2,850	—	4,226	8,172	55,177
Ajay Mehra	42,962	5,563	—	25,278	10,993	84,796
Victor S. Sze	39,377	12,000	—	6,649	7,230	65,256
Manoocher Mansouri	22,855	7,200	—	5,861	2,288	38,204

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.
(**)
Membership dues consist of payments made to a golf club.
(7)
Individual breakdowns of amounts set forth in "All Other Compensation" with respect to the fiscal year ended June 30, 2009 are as follows:

Name	Matching 401(k) and Nonqualified Deferred Compensation Contributions(*)($)	Car Benefit($)	Membership Dues(**)($)	Health Insurance and Medical Reimbursement Payments($)	Life and L-T Disability Insurance Payments($)	Total All Other Compensation($)
Deepak Chopra	4,600	1,780	4,963	9,229	66,292	86,864
Alan Edrick	37,326	2,850	—	7,705	10,633	58,514
Ajay Mehra	42,494	6,675	—	21,579	12,717	83,465
Victor S. Sze	37,632	12,000	—	4,476	9,010	63,118
Manoocher Mansouri	20,869	6,000	—	5,537	2,288	34,694

(*)
Company matching amounts for the 401(k) Plan and Deferred Compensation Plan are subject to vesting schedules as specified in the applicable plan documents.
(**)
Membership dues consist of payments made to a golf club.

Grants of Plan-Based Awards Table

        The following table sets forth the plan-based awards made during the fiscal year ended June 30, 2011 to each of our Named Executive Officers(1):

Name Position	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(2)(#)	All Other Option Awards: Number of Securities Underlying Options (3)(#)	Exercise or Base Price of Option Awards (4)($/Sh)	Grant Date Fair Value of Options and Awards (5)($)
Deepak Chopra	8/11/2010	72,500	—	—	1,966,200
Chairman, President and Chief Executive Officer
Alan Edrick	8/11/2010	30,000	—	—	813,600
Executive Vice President and Chief Financial Officer	8/11/2010	—	40,000	27.12	368,000
Ajay Mehra	8/11/2010	40,000	—	—	1,084,800
Executive Vice President of the Company and President of Security division
Victor S. Sze	8/11/2010	20,250	—	—	549,180
Executive Vice President, General Counsel and Secretary	8/11/2010	—	27,000	27.12	248,400
Manoocher Mansouri	8/11/2010	18,000	—	—	488,160
President, Optoelectronics and Manufacturing division

(1)
The Company has eliminated from this table the columns titled "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" and "Estimated Future Payouts Under Equity Incentive Plan Award" because no amounts would have been included in such columns.
(2)
Restricted stock awards vest over a period of four years from the date of grant.
(3)
Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.
(4)
The exercise price for stock options is determined using the closing price of the Company's Common Stock on the date of grant.
(5)
The grant date fair value of the stock options and restricted stock was computed in accordance with generally accepted accounting principles and represents the total projected expense to the Company of grants made during the past fiscal year.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the outstanding equity awards for each Named Executive Officer as of June 30, 2011(1):

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable (2)(#)	Option Exercise Price(3)($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4)(#)	Market Value of Shares or Units of Stock That Have Not Vested(5)($)
Deepak Chopra	9,756	—	26.81	11/21/2011	—	—
Chairman, President and	60,000	—	20.02	9/16/2017	—	—
Chief Executive Officer	53,333	26,667	12.52	1/11/2019	—	—
	—	—	—	—	139,833	6,012,819
Alan Edrick	4,429	—	17.99	7/30/2011	—	—
Executive Vice President	6,163	—	26.81	11/21/2011	—	—
and Chief Financial Officer	48,000	—	20.02	9/16/2017	—	—
	14,000	—	23.18	2/7/2018	—	—
	6,667	3,333	20.92	7/28/2018	—	—
	26,667	13,333	12.52	1/11/2019	—	—
	28,334	56,666	16.37	8/31/2019	—	—
	—	40,000	27.12	8/10/2020
	—	—	—	—	48,708	2,094,444
Ajay Mehra	20,077	—	18.53	2/5/2012	—	—
Executive Vice President	32,000	—	20.02	9/16/2017	—	—
of the Company and President of Security division	14,000	—	23.18	2/7/2018	—	—
	6,667	3,333	20.92	7/28/2018	—	—
	13,333	13,333	12.52	1/11/2019	—	—
	28,334	56,666	16.37	8/31/2019	—	—
	—	—	—	—	58,458	2,513,694
Victor S. Sze	1,559	—	26.81	11/21/2011	—	—
Executive Vice President,	24,000	—	20.02	9/16/2017	—	—
General Counsel and Secretary	10,000	—	23.18	2/7/2018	—	—
	3,333	1,667	20.92	7/28/2018	—	—
	20,000	10,000	12.52	1/11/2019	—	—
	18,334	36,666	16.37	8/31/2019	—	—
	—	27,000	27.12	8/10/2020
	—	—	—	—	32,917	1,415,431
Manoocher Mansouri	7,500	—	23.18	2/7/2018	—	—
President, Optoelectronics and Manufacturing division	5,657	20,000	16.37	8/31/2019	—	—
	—	—	—	—	25,344	1,089,792

(1)
The Company has eliminated from this table the columns titled "Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options," "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested" and "Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested" because no amounts would have been included in such columns.
(2)
Stock options vest over a period of three years from the date of grant and expire 10 years from the date of grant.

(3)
The exercise price for stock options is determined using the closing price of the Company's Common Stock on the date of grant.
(4)
Restricted stock awards vest over periods ranging between three and four years from the date of grant.
(5)
The market value of restricted stock awards that have not yet vested is based on the number of unvested shares of stock on June 30, 2011, multiplied by the closing price of the Company's Common Stock on June 30, 2011 ($43.00 per share).

Option Exercises and Stock Vested Table

        The following table sets forth information regarding the exercise of options by and the vesting of restricted stock held by each of the Named Executive Officers during fiscal year ended June 30, 2011:

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)($)
Deepak Chopra	236,169	4,609,922	32,333	1,053,595
Chairman, President and Chief Executive Officer
Alan Edrick	39,436	828,933	8,708	289,727
Executive Vice President and Chief Financial Officer
Ajay Mehra	46,659	904,192	8,458	281,797
Executive Vice President of the Company and President of Security division
Victor S. Sze	38,442	838,110	5,791	194,278
Executive Vice President, General Counsel and Secretary
Manoocher Mansouri	8,567	169,808	4,219	137,102
President, Optoelectronics and Manufacturing division

(1)
Represents the difference between the fair market price of the Company's Common Stock on the date of exercise and the exercise price, multiplied by the number of shares covered by the options.
(2)
Represents the number of restricted stock awards that vested multiplied by the fair market price of the Company's Common Stock on the date of vesting.

Pension Benefits

        The Company maintains the Defined Benefit Plan. The Defined Benefit Plan constitutes an unsecured promise by the Company to make payments to participants upon vesting. Mr. Chopra is currently the only participant in the Defined Benefit Plan.

        Under the terms of his participation, commencing on the first day of the month following the date that he turns 65, Mr. Chopra will be paid $500,000 per year for 10 years. For each full year of service that Mr. Chopra continues his employment with the Company past the age 65, Mr. Chopra's benefit will increase by $33,333 up to a maximum annual benefit of $600,000. If Mr. Chopra terminates his employment with the Company within two years of a "change in control" (as defined in the plan), he will be entitled to receive, in a single lump-sum payment, the net present value of his accrued benefit. If a change in control occurs after Mr. Chopra's retirement and prior to or during his distributions under the Defined Benefit Plan, he will receive an accelerated payment of the net present value of all remaining distributions.

        The following table sets forth information regarding the Defined Benefit Plan for the participating Named Executive Officer during fiscal year ended June 30, 2011(1):

Name and Principal Position	Number of Years of Credited Service(#)	Present Value of Accumulated Benefit($)	Payments During Last Fiscal Year($)
Deepak Chopra	4	3,488,807	—
Chairman, President and Chief Executive Officer

(1)
The Company has eliminated from this table the column titled "Plan Name" because only the Defined Benefit Plan is covered by this table.

Nonqualified Deferred Compensation

        The Company adopted the Deferred Compensation Plan in May 2008. Under the Deferred Compensation Plan, a select group of the Company's management or highly compensated employees (as designated by the Compensation Committee), including the Named Executive Officers, may defer a specified percentage of their salary, bonuses and commissions and thereby defer taxation of these deferred amounts until actual payment of the deferred amounts in future years. The Named Executive Officers may elect to defer up to eighty percent (80%) of their base salary and up to one hundred percent (100%) of other types of eligible compensation. The Deferred Compensation Plan also allows the Company to make discretionary contributions and matching contributions on behalf of eligible participants.

        Participants receive market-based returns on their deferred compensation amounts based on the performance of a variety of mutual fund-type investment vehicles chosen by them and which are similar to the investment vehicles made available to all employees participating in the Company's 401(k) Plan. Participants may at any time change their investment allocations among the investment vehicles made available under the Deferred Compensation Plan. The rates of return for the Named Executive Officers for deferred amounts in the Deferred Compensation Plan in fiscal 2011 ranged from 0.1% to 28.8%.

        Distributions to participants may be made in a lump sum (or in installments if elected in accordance with the terms of the Deferred Compensation Plan) upon termination of employment, disability, a specified withdrawal date or death.

        The following table sets forth information regarding contributions into the Deferred Compensation Plan made by or for each of the participating Named Executive Officers during the fiscal year ended June 30, 2011:

Name and Principal Position	Executive Contributions($)	Company Contributions(1)($)		Aggregate Earnings (1)(2)($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance($)
Alan Edrick	46,771	76,194	(3)	65,782	—	343,426
Executive Vice President and Chief Financial Officer
Ajay Mehra	47,931	78,531	(4)	74,140	—	379,885
Executive Vice President of the Company and President of Security division
Victor S. Sze	43,205	69,642	(5)	63,063	—	326,247
Executive Vice President, General Counsel and Secretary
Manoocher Mansouri	40,986	52,740	(6)	16,008	37,960	219,164
President, Optoelectronics and Manufacturing division

(1)
The amounts reported in the Company Contributions column are reported as compensation in the Summary Compensation Table above. The amounts reported in the Aggregate Earnings column are not reported as compensation in the Summary Compensation Table above.
(2)
Represents earnings during the fiscal year ended June 30, 2011.
(3)
Includes $38,694 matching contribution and $37,500 discretionary contribution.
(4)
Includes $39,531 matching contribution and $39,000 discretionary contribution.
(5)
Includes $35,642 matching contribution and $34,000 discretionary contribution.
(6)
Includes $30,740 matching contribution and $22,000 discretionary contribution.

Employment Agreements

        The Company has entered into employment agreements with Messrs. Chopra, Edrick, Mehra and Sze.

  Deepak Chopra's Employment Agreement

        On January 6, 2010, the Company entered into its current employment agreement with Mr. Chopra. Unless the agreement is terminated earlier in accordance with its terms, the agreement has a three-year term that automatically renews on each anniversary of the effective date of the agreement. The agreement provides for a base salary to be determined each year by the Company. Mr. Chopra is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company's proprietary and confidential information following termination and preclude Mr. Chopra during the term of the agreement and for two years thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Mr. Chopra's last date of employment with the Company.

        Under the terms of the agreement, the Company may terminate Mr. Chopra's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of Mr. Chopra's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 180 days within any 12 month period; or (iii) without cause on 12 months written notice, each as further detailed in the agreement. Mr. Chopra may also terminate his employment agreement at any time upon 12 months written notice to the Company or upon three months notice if such termination is for "good reason" (as defined in the agreement).

        In the event of the termination of Mr. Chopra's employment by the Company without cause or by Mr. Chopra for good reason, Mr. Chopra shall be entitled to a single lump-sum payment equal to three times the average of Mr. Chopra's highest two years out of the prior five years of total annual compensation, including: (i) base salary; (ii) bonus and incentive compensation; (iii) the fair value of any stock, options or other equity grants whether vested or not and (iv) the annualized value of all benefits and perquisites. Mr. Chopra would also receive the acceleration of vesting of all stock options and equity grants from the Company to Mr. Chopra and an extension of time to exercise such stock options such that Mr. Chopra's right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

        In the event of the termination of Mr. Chopra's employment by the Company without cause or by Mr. Chopra for good reason, within 90 days prior to or 12 months after a "change of control" (as defined in the agreement), then Mr. Chopra shall be entitled to the same lump sum payment described in the previous paragraph. Mr. Chopra may, at his option, and in lieu of receiving the forgoing, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by Mr. Chopra's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3)).

        The Company maintains the Defined Benefit Plan, the purpose of which is to provide specified payments to participants following retirement, termination in connection with a change in control of the Company, or the participant's death or disability. Currently, Mr. Chopra is the only employee that participates in this plan. Under the terms of his participation, commencing on the first day of the month following the date that he turns 65, Mr. Chopra will be paid $500,000 per year for 10 years. For every year that Mr. Chopra continues his employment with the Company past the age 65, Mr. Chopra's benefit will increase by $33,333. However, in no event will his total yearly benefit exceed $600,000. If Mr. Chopra terminates his employment with the Company within two years of a "change in control" (as defined in the plan), he will be entitled to receive, in a single lump-sum payment, the net present value of his accrued benefit. If Mr. Chopra remains in the service of the Company for more than two years following a change in control, his benefit will continue as scheduled. If a change in control occurs after Mr. Chopra's retirement and prior to or during his distributions under the Defined Benefit Plan, he will receive an accelerated payment of the net present value of all remaining distributions.

  Alan Edrick's, Ajay Mehra's and Victor Sze's Employment Agreements

        On September 22, 2008, the Company entered into its current employment agreement with each of Messrs. Edrick and Sze. On September 14, 2009, the Company entered into its current employment agreement with Mr. Mehra. For purposes of this section, Messrs. Edrick, Mehra and Sze are each individually referred to as the "Executive." The terms of such agreements are substantially identical. Unless the agreement is terminated earlier in accordance with its terms, the Company will employ the Executive until the later of (i) the third anniversary of the date of the agreement or (ii) one year following the date that the Company notifies the Executive of its election to end the term of the agreement. The agreement provides for a base salary to be determined each year by the Company. The Executive is also eligible to receive discretionary bonus payments from the bonus pool established by the Company for its officers and employees and to participate in incentive compensation and other employee benefit plans established by the Company. The agreement contains certain restrictive covenants and other prohibitions that protect the Company's proprietary and confidential information following termination and preclude the Executive during the term of the agreement and for two years thereafter from soliciting for hire any individual that was an executive, supervisor or manager of the Company on, or within 90 days prior to, Executive's last date of employment with the Company.

        Under the terms of the agreement, the Company may terminate Executive's employment at any time for "cause" (as defined in the agreement), or for the following additional reasons: (i) in the event of the Executive's death; (ii) because of physical or mental incapacity or disability, failure to perform the essential functions of his position for an aggregate period of 60 days within any six-month period; or (iii) without cause on 30 days written notice, each as further detailed in the agreement. The Executive may also terminate his employment agreement for "good reason" (as defined in the agreement) or at any time on 30 days written notice.

        In the event of the termination of the Executive's employment by the Company without cause or by the Executive for good reason, the Executive shall be entitled to: (i) an amount equal to 18 months salary at the Executive's then-current base salary; (ii) an amount equal to 1.5 times the average bonus paid by the Company to the Executive in the three years preceding such termination; and (iii) the acceleration of vesting of all stock options and equity grants from the Company to the Executive and an extension of time to exercise such stock options such that the Executive's right to exercise such stock options shall continue until the first anniversary of the last day of his employment, but in no event later than the expiration date of the options.

        In the event of the termination of the Executive's employment by the Company without cause or by the Executive for good reason, within 90 days prior to or 12 months after a "change of control" (as defined in the agreement), then the Executive shall be entitled to (i) an amount equal to 24 months salary at the Executive's then-current base salary; (ii) an amount equal to twice the average of bonuses paid by the Company to the Executive in the three years preceding such termination; and (iii) the acceleration of vesting of all stock options and equity grants from the Company to the Executive, and such stock options shall remain exercisable by the Executive for no less than 12 months after the date of such termination. Under such circumstances, the Executive may, at his option, and in lieu of receiving the forgoing amounts, elect to receive a lump sum payment in an amount equal to the product of 2.99 multiplied by the Executive's "base amount" (as defined in Internal Revenue Code Section 280G(b)(3)).

Potential Payment upon Termination of Employment or Change in Control

        The following tables reflect the breakdown of potential payments and benefits upon termination or a change in control required under the Named Executive Officers' current employment agreements. The tables therefore assume that the terms of the employment agreement to which each Named Executive Officer is currently subject had been in effect on June 30, 2011, and that employment terminated on such date. The tables also assume that the price of the Company's Common Stock, on which certain calculations in the following tables are made, was the closing price of the Company's Common Stock on that date ($43.00).

        Please also note that regardless of the manner in which a Named Executive Officer's employment terminates, the officer is entitled to receive amounts earned during the term of employment. These amounts, which are not included in the following tables, include: (i) regular salary accrued as of the final date of employment; (ii) bonuses accrued as of the final date of employment; (iii) vacation and paid time off accrued as of the final date of employment; (iv) business expense reimbursements not yet paid as of the final date of employment; and (v) amounts contributed under the Company's qualified and nonqualified deferred compensation plans.

        All disclosed amounts in the following tables are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which amounts would only be known at the time that they become eligible for such payments.

        Subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under Mr. Chopra's current employment agreement.

Name and Principal Position	Reason for Termination	Salary($)	Bonus(1)($)	Equity Grants($)	Accelerated Vesting($)	All Other Compensation($)	Total($)
Deepak Chopra(2)	Good Reason or	3,000,000	3,300,000	4,231,757	6,825,629	287,085	17,644,471
Chairman, President and Chief Executive Officer	Without Cause
	Good Reason or Without Cause in Connection with a Change in Control(3)	3,000,000	3,300,000	4,231,757	6,825,629	287,085	17,644,471

(1)
For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to Mr. Chopra following the completion of the fiscal year ended June 30, 2011, for performance in the fiscal year ended June 30, 2011.
(2)
In addition to the amounts indicated in this table, Mr. Chopra would also become entitled, beginning at age 65, to certain payments under the Defined Benefit Plan. Additional information about this plan is summarized above under the heading "Pension Benefits."
(3)
Under the terms of his employment agreement, in lieu of the total compensation to which Mr. Chopra would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, Mr. Chopra may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

        Also subject to the foregoing, the following table reflects the breakdown of potential payments and benefits upon termination or a change in control required under the respective current employment agreements of Messrs. Edrick, Mehra and Sze.

Name and Principal Position	Reason for Termination	Salary($)	Bonus(1)($)	Accelerated Vesting($)	Total($)
Alan Edrick	Good Reason or Without Cause	603,000	472,500	4,718,642	5,794,142
Executive Vice President and Chief Financial Officer	Good Reason or Without Cause in Connection with a Change in Control(2)	804,000	630,000	4,718,642	6,152,642
Ajay Mehra	Good Reason or Without Cause	603,000	472,500	4,502,692	5,578,192
Executive Vice President of the Company and President of Security division	Good Reason or Without Cause in Connection with a Change in Control(2)	804,000	630,000	4,502,692	5,936,692
Victor S. Sze	Good Reason or Without Cause	525,000	406,000	3,162,214	4,093,214
Executive Vice President, General Counsel and Secretary	Good Reason or Without Cause in Connection with a Change in Control(2)	700,000	541,333	3,162,214	4,403,547

(1)
For the purposes of this table, the bonus amount is based on the bonus amount granted by the Compensation Committee to each of the Named Executive Officers following the completion of the fiscal year ended June 30, 2011, for performance in the fiscal year ended June 30, 2011.
(2)
Under the terms of their employment agreements, in lieu of the total compensation to which the Named Executive Officer would be entitled in the event that he terminates his employment for good reason or the Company terminates his employment without cause following a change in control, the Named Executive Officer may instead elect to receive an alternate payment amount based on a calculation method described in his employment agreement.

Director Compensation

        Messrs. Chopra and Mehra receive no compensation for their service as directors of the Company.

        During the fiscal year ended June 30, 2011, each non-employee director that served as a director for the full fiscal year, received a fee of $45,000 for his year of service, 3,500 shares of restricted Common Stock, and $2,000 for each Board of Directors meeting attended.

        Each member of the Audit Committee received a fee of $2,000 for each Audit Committee meeting attended. In addition, the Chairman of the Audit Committee also received a fee of $10,000 per year.

        Each member of the Compensation Committee received a fee of $2,000 for each Compensation Committee meeting attended. In addition, the Chairman of the Compensation Committee also received a fee of $10,000 per year.

        Each member of the Nominating and Governance Committee received a fee of $2,000 for each Nominating and Governance Committee meeting attended.

        Each member of the Executive Committee received a fee of $15,000 per year and 3,000 shares of restricted Common Stock.

        All restricted stock awards granted to members of the Board of Directors and its committees vest over a period of four years from the date of grant. The directors also are reimbursed for expenses incurred in connection with the performance of their services as directors.

        The following table provides compensation information for the fiscal year ended June 30, 2011 for each non-employee member of the Company's Board of Directors(1):

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2)($)	Option Awards (2)($)	Total ($)
Steven C. Good	98,000	176,280	—	274,280
Meyer Luskin	98,000	176,280	—	274,280
David T. Feinberg	57,000	94,920	—	151,920
William F. Ballhaus	63,000	94,920	—	157,920

(1)
The Company has eliminated from this table the columns titled "Non-Equity Incentive Plan Compensation," "Change in Pension Value and Nonqualified Deferred Compensation Earnings" and "All Other Compensation" because no amounts would have been included in such columns.
(2)
Amounts are calculated utilizing the accounting guidance related to stock-based compensation under accounting principles generally accepted in the United States.

Certain Relationships and Related Transactions

        In 1994, the Company, together with Electronics Corporation of India Limited ("ECIL"), an unaffiliated Indian company, formed ECIL-Rapiscan Security Products Limited, a joint venture under the laws of India ("ECIL Rapiscan"). The Company owns a 36% interest in the joint venture, Mr. Chopra owns a 10.5% interest and Mr. Mehra owns a 4.5% interest. The remaining interest in the joint venture is owned by ECIL. The Company sells security and inspection kits to ECIL at a price no less favorable to the Company than the price the Company charges unaffiliated third parties for such products. To date, the Company's portion of the earnings of ECIL Rapiscan has been immaterial to the Company's financial results and results of operations.

        The Company contracts for a portion of its automobile rental and messenger services from a business that was owned during the year ended June 30, 2011 by Mr. Chopra and his wife. The Company paid the business approximately $60,000 for such services during the year ended June 30, 2011. Additionally, the Company contracts for a portion of its printing services from a business that was owned during the year ended June 30, 2011 by Mr. Chopra's father-in-law. The Company paid the business approximately $31,000 for such services during the year ended June 30, 2011. Further, a subsidiary of the Company is leasing warehouse space on a month-to-month basis for approximately $3,000 per month from an entity controlled by Mr. Chopra.

        The Company believes that the foregoing transactions were on terms at least as favorable to the Company as those that could have been obtained from unaffiliated third parties. The Company currently intends that any future transactions with affiliates of the Company would be on terms at least as favorable to the Company as those that can be obtained from unaffiliated third parties.

        The Audit Committee of the Board of Directors reviews proposed transactions in which the Company and any person who is a member of the Board of Directors, a nominee to become a member of the Board of Directors, an executive officer of the Company, or any immediate family member of any of the foregoing would have a direct or material interest in the transaction and the amount of the transaction is not negligible. The review involves an evaluation, without participation by any member of the Audit Committee with a direct or material interest in the transaction, of whether the transaction would be on terms at least as favorable to the Company as those that could have been obtained from unaffiliated third parties. This policy is supported by the Charter of the Audit Committee of the Board of Directors.

Compensation Committee Report

        We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Proxy Statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this Proxy Statement.

                      COMPENSATION COMMITTEE

                      Meyer Luskin
                      Steven C. Good

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the amount of shares of the Company beneficially owned as of September 30, 2011 by each person known by the Company to own beneficially more than 5% of the outstanding shares of the Company's outstanding Common Stock:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)	Percent of Class of Common Stock
Wells Fargo & Company(2)	1,497,087	7.4%
BlackRock, Inc.(3)	1,390,879	6.9%
Waddell & Reed Financial, Inc.(4)	1,205,345	5.9%

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 30, 2011, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)
As reported in a Schedule 13F-HR filed on August 12, 2011 with the SEC. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.
(3)
As reported in a Schedule 13F-HR filed on July 27, 2011 with the SEC by three subsidiaries of BlackRock, Inc. The address of BlackRock, Inc. is 40 East 52nd St., New York, NY 10022.
(4)
As reported in a Schedule 13F-HR filed on August 12, 2011 with the SEC. The address of Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, Overland Park, KS 66202.

        The following table sets forth the amount of shares of the Company beneficially owned as of September 30, 2011 by each director of the Company, each Named Executive Officer, and all directors and executive officers as a group:

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class of Common Stock
Deepak Chopra(3)	756,043	3.7%
Ajay Mehra(4)	328,592	1.6%
Alan Edrick(5)	283,463	1.4%
Victor S. Sze(6)	193,483	0.9%
Manoocher Mansouri(7)	90,699	0.4%
Steven C. Good(8)	41,475	0.2%
Meyer Luskin(9)	98,985	0.4%
David Feinberg(10)	7,010	0.0%
William F. Ballhaus(11)	7,000	0.0%
All directors and executive officers as a group (9 persons)	1,806,750	8.6%

(1)
The address of each stockholder is c/o OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.
(2)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options which are currently exercisable, or which will become exercisable no later than 60 days after September 30, 2011, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)
Mr. Chopra is the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. Includes 65,000 shares owned by The Deepika Chopra Trust UDT, dated July 17, 1987, and 25,000 shares owned by The Chandini Chopra Trust UDT, dated July 17, 1987. Deepak Chopra is the co-trustee of both irrevocable trusts. Of the balance of such shares, 260,165 shares are held jointly by Mr. Chopra and his wife, Nandini Chopra, 118,164 are held directly by Mr. Chopra and 164,625 shares of unvested restricted stock granted between September 17, 2007 and September 9, 2011 are held individually by Mr. Chopra.
(4)
Mr. Mehra is the Executive Vice President and a Director of the Company and President of the Company's Security division.
(5)
Mr. Edrick is Executive Vice President and Chief Financial Officer of the Company.
(6)
Mr. Sze is the General Counsel, Executive Vice President and Secretary of the Company.
(7)
Mr. Mansouri is the President of the Company's Optoelectronics and Manufacturing division.
(8)
Mr. Good is a Director of the Company.
(9)
Mr. Luskin is a Director of the Company. Includes 79,360 shares held by The Meyer and Doreen Luskin Family Trust, and 14,625 shares of unvested restricted stock granted between September 17, 2007 and September 9, 2011 are held individually by Mr. Luskin.
(10)
Dr. Feinberg is a Director of the Company.
(11)
Dr. Ballhaus is a Director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the executive officers and directors and persons who beneficially own more than 10% of a class of securities registered under Section 12(b) the Exchange Act to file initial reports of ownership and reports of changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. None of the Company's directors or executive officers owns more than 10% of the Company's securities. Based solely upon the Company's review of such forms furnished to the Company during the fiscal year ended June 30, 2011, and written representations from certain reporting persons, the Company believes that its executive officers and directors have complied with the requirements imposed on them by Section 16(a) of the Exchange Act except that during the year ended June 30, 2011, Mr. Edrick untimely filed two Form 4 reports, and Messrs. Mehra and Sze each untimely filed one Form 4 report.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

        The following table represents fees charged for professional audit services rendered by Moss Adams for the audit of the Company's annual financial statements and for the years ended June 30, 2010 and 2011 and fees billed by Moss Adams for other services during those years (in thousands):

	FY 2010	FY 2011
Audit Fees	$995	$995
Audit-Related Fees	14	2
Tax Fees	—	—
All Other Fees	—	—

Total	$1,009	$997

        "Audit Fees" consist of fees billed for professional services rendered for the integrated audit of the Company's consolidated financial statements and the review of the Company's interim consolidated financial statements included in quarterly reports and services that are normally provided by Moss Adams in connection with statutory and regulatory filings or engagements.

        The term "Audit-Related Fees" means fees for assurance and related services related to projects other than statutory and regulatory filings. The term "Tax Fees" means fees for professional services rendered for tax advice, planning and compliance (domestic and international). The term "All Other Fees" means fees for products and services other than for the services described above.

Audit Committee's Pre-Approval Policy

        The Audit Committee pre-approves all audit, audit-related and tax services (other than prohibited non-audit services) to be provided by the independent public accountants. The Audit Committee has delegated to its Chairman the authority to pre-approve all other services to be provided by the independent public accountants, up to an aggregate of $50,000 each fiscal year. The Chairman reports each such pre-approval decision to the full Audit Committee at its next scheduled meeting.

Independence

        The Audit Committee has considered whether Moss Adams' provision of services other than its audit of the Company's annual financial statement and its review of the Company's quarterly financial statements is compatible with maintaining such independent public accountant's independence and has determined that it is compatible.

REPORT OF AUDIT COMMITTEE

        During the fiscal year ended June 30, 2011, the Audit Committee was composed of three non-employee directors, namely, Steven C. Good, Meyer Luskin and William F. Ballhaus. All members of the Audit Committee meet the independence and experience requirements of the SEC and Listing Standards. The Board of Directors has determined that Mr. Good qualifies as an "Audit Committee Financial Expert" as this term has been defined under the rules and regulations of the SEC. To date, no determination has been made as to whether the other members of the Audit Committee qualify as Audit Committee Financial Experts. The Audit Committee met four times during the fiscal year ended June 30, 2011.

        At each of its meetings, the Audit Committee met with the senior members of the Company's financial management team and the independent public accountants. The Audit Committee's agenda is established by the Audit Committee's Chairman and the Company's Chief Financial Officer. During the year, the Audit Committee had private sessions with the Company's independent public accountants at which candid discussions of financial management, accounting and internal control issues took place.

        The Audit Committee recommended to the Board of Directors the engagement of Moss Adams as the Company's independent public accountants. The Audit Committee reviewed with the Company's financial managers and the independent public accountants overall audit scopes and plans, the results of internal and external audit examinations, evaluations by the auditors of the Company's internal control, and the quality of the Company's financial reporting.

        The Audit Committee has reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent public accountants their general preference for conservative policies when a range of accounting options is available.

        In its meetings with representatives of the independent public accountants, the Audit Committee asks them to address and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

  •
  Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent public accountants themselves prepared and been responsible for the financial statements?

  •
  Based on the independent public accountants' experience and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

  •
  Based on the independent public accountants' experience and their knowledge of the Company, has the Company implemented internal control and internal audit procedures that are appropriate for the Company?

        The Audit Committee believes that by thus focusing its discussions with the independent public accountants, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

        The Audit Committee also discussed with the independent public accountants all other matters required to be discussed by the independent public accountants with the Audit Committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee received and discussed with the independent public accountants their annual written report on their independence from the Company and its management, which is made under PCAOB Ethics and Independence Rule 3526 (Communicating with Audit Committee Concerning Independence), and considered with the independent public accountants whether the provision of services provided by them to the Company during the fiscal year ended June 30, 2011 was compatible with the independent public accountants' independence.

        Finally, the Audit Committee reviewed and discussed with management and the independent public accountants the evaluation of the Company's internal control and the audit of management's report on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

        In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Audit Committee reviews the Company's SEC reports prior to filing and all quarterly earnings announcements in advance of their issuance with management and representatives of the independent public accountants. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, including evaluating the effectiveness of disclosure controls and procedures, and evaluating the effectiveness of internal control over financial reporting, and of the independent public accountants, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

        In reliance on these reviews and discussions, and the report of the independent public accountants, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011, for filing with the SEC.

                        AUDIT COMMITTEE

                        Steven C. Good
                        Meyer Luskin
                        William F. Ballhaus

CODE OF ETHICS AND CONDUCT

        The Company has adopted a Code of Ethics and Conduct, which code applies to all of its directors, officers and employees. A copy of the Code of Ethics and Conduct is attached as an exhibit to the Company's 2005 Annual Report on Form 10-K filed with the SEC. A copy of the Code of Ethics and Conduct may also be obtained, without charge, under the Investor Relations section of the Company's website – http://www.osi-systems.com – or by written request addressed to the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

ANNUAL MEETING ATTENDANCE

        The Company has adopted a formal policy with regard to directors' attendance at annual meetings of stockholders. All members of the Board of Directors of the Company are strongly encouraged to prepare for, attend and participate in all annual meetings of stockholders. All of the Company's directors attended last year's annual meeting of stockholders in person.

STOCKHOLDER COMMUNICATIONS

        Stockholders interested in communicating directly with the Board of Directors, or specified individual directors, may do so by writing the Secretary of the Company at the following address: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250. The Secretary will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal control or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

        A copy of the Company's Annual Report on Form 10-K as filed with the SEC is available, without charge, under the Investor Relations section of the Company's website – http://www.osi-systems.com – or by written request addressed to: c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250 or by calling telephone number (310) 978-0516.

        In certain cases only one Annual Report and Proxy Statement may be delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report and/or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to the Secretary of the Company at the address or telephone number indicated in the previous paragraph. In addition, stockholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

 STOCKHOLDER PROPOSALS

        In the event that a stockholder desires to have a proposal included in the Company's proxy statement and form of proxy used in connection with the Company's next annual meeting of stockholders, the proposal must be delivered in writing to the Secretary of the Company and comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Under such rule, the deadline for delivering any such proposal to the Company would be June 13, 2012, which is 120 days prior to the one-year anniversary of the mailing date of this Proxy Statement.

        The Company's Bylaws provide that if a stockholder, rather than including a proposal in the Company's proxy statement as discussed above, commences his or her own proxy solicitation for the next annual meeting of stockholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the stockholder must deliver a notice of such proposal to the Company no more than 120 days and no less than 90 days prior to December 1, 2012, provided, however, that if the date of the next annual meeting of stockholders is more than 30 days before or more than 60 days after December 1, 2012, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to the date of such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The notice must comply with the requirements set forth in Company's Bylaws and should be directed to the Company c/o Secretary, OSI Systems, Inc., 12525 Chadron Avenue, Hawthorne, CA 90250.

INCORPORATION BY REFERENCE

        Notwithstanding anything to the contrary set forth in any of the previous filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, which might incorporate future filings made by the Company under those statutes, the Compensation Committee Report and the Report of Audit Committee will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by the Company under those statutes, except to the extent the Company specifically incorporates such report by reference therein. In addition, information on the Company's website, other than this Proxy Statement and the enclosed Proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

OTHER BUSINESS

        The Company does not know of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the Annual Meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

By Order of the Board of Directors,

Victor S. Sze Secretary

Hawthorne, California
October 7, 2011

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000115680_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Deepak Chopra 02 Ajay Mehra 03 Steven C. Good 04 Meyer Luskin 05 David T. Feinberg 06 William F. Ballhaus Broadridge Corporate Issuer Solutions 1717 Arch St., Ste. 1300 Philadelphia, PA 19103 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratification of the appointment of Moss Adams LLP as the company’s independent registered public accounting firm for the fiscal year ending June 30, 2012. 3 Advisory vote on the company's executive compensation for the fiscal year ended June 30, 2011. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4 Advisory vote on the determination of the frequency of the advisory vote on the company's executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000115680_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 10K Wrap is/are available at www.proxyvote.com . OSI SYSTEMS, INC. Annual Meeting of Stockholders December 1, 2011 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned appoints each of Deepak Chopra and Ajay Mehra with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the stockholders' annual meeting of OSI Systems, Inc., a Delaware corporation and at any adjournments. The meeting will be held in Hawthorne, California on December 1, 2011 at 10:00 A.M., Pacific Time. My voting instructions are on the reverse side of this proxy. I revoke any proxy previously given. This proxy, when properly executed, will be voted in the manner directed. If no direction is made, the proxy will be voted by the proxies named "FOR" proposals 1, 2 and 3 and "1 YEAR" for proposal 4 and in their discretion on any other matters properly brought to a stockholder vote at the meeting. If the undersigned holds OSI Systems, Inc. shares in the OSI Systems, Inc. 401(k) Plan, this proxy constitutes voting instructions for any shares so held. Continued and to be signed on reverse side